UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

FUTURELAND CORP.

(Name of Registrant As Specified In Charter)

______________________________

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FutureLand Corp.

10901 Roosevelt Blvd, Bldg. C, Suite 1000
Saint Petersburg, FL 33716

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on May 12, 2016, of shares of the common stock with voting power of FutureLand Corp., a Colorado corporation (the “Company”), that one shareholder holding 51% of our voting power as of the Record Date have giving written consent as of May 12, 2016, to ratify the following:

(1)	To ratify that a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a forward stock split of the Company’s outstanding shares of common stock at whole number ratio 3-1, in accordance with Colorado Revised Statutes under Chapter 7.

These actions were ratified on May 12, 2016, by one shareholder who holds a majority of the Company’s voting power.  We anticipate an effective date of June 27, 2016, or as soon thereafter as practicable in accordance applicable law and approval by FINRA

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about June 08, 2016 by request at info@futurelandcorp.com.

Please feel free to call us at (720) 370-3558 should you have any questions on the enclosed Information Statement.

Date: June 07, 2016	For the Board of Directors of FutureLand Corp.

	By:	/s/ Cameron Cox
Cameron Cox
Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

FutureLand Corp.

10901 Roosevelt Blvd, Bldg. C, Suite 1000

Saint Petersburg, FL 33716

INFORMATION STATEMENT

(Definitive)

June 06, 2016

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, no par value per share (the “Common Stock”), of FutureLand Corp., a Colorado Corporation (the “Company”), to notify such Stockholders that on or about May 12, 2016 the Company received written consents in lieu of a meeting of Stockholders from one holder of 17,000,000 shares of Common Stock representing 51% of the our total 33,667,930 issued and outstanding shares of voting stock of the Company and 3,000 shares of preferred series B stock (the “Majority Stockholder”) to:  (1) To ratify that a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a forward stock split of the Company’s outstanding shares of common stock at whole number ratio 3-1, in accordance with Colorado Revised Statutes under Chapter 7.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Colorado, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

 As of the date of the consent by the Majority Stockholder, on May 12, 2016 the Company had 33,667,930 shares of Common Stock issued and outstanding, and there were 3,000 shares of Series B Preferred Stock issued and outstanding.  The 3,000 shares of Series B Convertible Preferred Stock have the following the designations, rights and preferences: The Company is not permitted to pay or declare dividends or other distributions to the holders of the Series B Preferred Stock, whether in liquidation or otherwise, the holder of the shares will be entitled to vote, on a one million-for-one basis, with the holders of our common stock on all corporate matter on which common shareholders are entitled to vote, and each share is convertible into one share of our common stock.

On May 12, 2016, the holder of 17,000,000 shares of Common Stock representing 51% and 3.000 shares of preferred series B stock executed and delivered to the Company a written consent approving the ratification of the proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a forward stock split of the Company’s outstanding shares of common stock at whole number ratio 3-1, in accordance with Colorado Revised Statutes under Chapter 7. As the Actions were ratified by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the Action described herein.  As of the Record Date, the Company had 33,667,930 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share and 3,000 Series B Preferred Shares issued and outstanding and entitled to vote, which for voting will be entitled to vote, on a one million-for-one basis.  The consenting Majority Stockholder is the record and beneficial owners of a total of 17,000,000 shares of the Company’s Common stock, which represents 51% of the total number of voting shares.  The consenting Majority Stockholder voted in favor of the Actions described herein in a written consent, dated May 12, 2016.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power
Common Stock	Talari Industries, LLC 10901 Roosevelt Blvd, Bldg. C, Suite 1000 Saint Petersburg, FL 33716	17,000,000	51%	51%

Talari Industries, LLC 10901 Roosevelt Blvd, Bldg. C, Suite 1000 Saint Petersburg, FL 33716	3,000	100%	100% (2)

1.	Sam Talari, one of our directors is the Manager of Talari Industries, LLC.
2.	Based on each preferred series B stock having voting power of one million-for-one basis.

ACTION:  TO RATIFY THE FORWARD SPLIT OF 3 FOR 1
COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

To ratify the proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a forward stock split of the Company’s outstanding shares of common stock at whole number ratio 3-1, in accordance with Colorado Revised Statutes under Chapter 7.

The shareholders of the Company wish to ratify the proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a forward stock split of the Company’s outstanding shares of common stock at whole number ratio 3-1, in accordance with Colorado Revised Statutes under Chapter 7.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on May 12, 2016 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Cameron Cox (3) 10901 Roosevelt Blvd, Bldg. C, Suite 1000 Saint Petersburg, FL 33716	2,800,000	8.31%

Talari Industries LLC (4) 10901 Roosevelt Blvd, Bldg. C, Suite 1000 Saint Petersburg, FL 33716	17,000,000	51%
FutureWorld Corp (5) 10901 Roosevelt Blvd, Bldg. C, Suite 1000 Saint Petersburg, FL 33716	6,798,551	20.20%
All Directors And Officers As A Group	19,800,000	59.31%

1.	The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.	Based on 33,667,930 shares of common stock outstanding as of May 12, 2016.

3.	Cameron Cox is our President, Chief Executive Officer and a Director.

4.	Mr. Sam Talari, our director, is a managing member of Talari Industries LLC.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Colorado Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 27, 2015.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on May 12, 2016 as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement will be mailed on or about June 08, 2016 to all Stockholders of record as of the Record Date by request at info@futurelandcorp.com.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Our consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: June 07, 2016	For the Board of Directors of FutureLand Corp.

	By:	/s/ Cameron Cox
Cameron Cox
Chief Executive Officer and Director